Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of February 26, 2020 (“Fourth Amendment Closing Date”) is made by and among KOPPERS INC., a Pennsylvania corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement (as hereinafter defined)), the LENDERS (as defined in the Credit Agreement), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 17, 2017, as amended by a First Amendment to Credit Agreement dated as of February 26, 2018, as amended by a Second Amendment to Credit Agreement and Joinder dated as of April 10, 2018, and as amended by a Third Amendment to Credit Agreement, dated as of May 1, 2019 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement related to potential Equity Issuances (as defined in the Credit Agreement) as well as certain other changes, including, among other things, (i) amending the mandatory prepayment associated with such Equity Issuances and (ii) amending the financial covenants to remove the steps downs contained therein that are tied to Equity Issuances, and the Lenders are willing to effect such credit accommodations upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.    Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement.

2.    Amendments to Section 1.1 [Certain Definitions]. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)     The following definition is hereby deleted from Section 1.1 in its entirety:

“Euro-Rate Termination Date”

(b)    The following new definitions are hereby added to Section 1.1 in alphabetical order:

“BHC Act Affiliate of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.”

“Benchmark Replacement shall mean, with respect to any Optional Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower for such Optional Currency giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body with respect to such Optional Currency or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Euro-Rate for (A) with respect to Dollar Loans under the Euro-Rate Option, U.S. dollar-denominated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.”

“Benchmark Replacement Adjustment shall mean, with respect to any replacement of the Euro- Rate for any Optional Currency with an alternate benchmark rate for each applicable Interest Period for such Optional Currency, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Euro-Rate in such Optional Currency with the applicable Benchmark Replacement for such Optional Currency (excluding such spread adjustment) by the Relevant Governmental Body with respect to such Optional Currency or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Euro-Rate for (A) with respect to Dollar Loans under the Euro-Rate Option, U.S. dollar-denominated credit facilities at such time or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Euro-Rate for such Optional Currency to the Benchmark Replacement for such Optional Currency and (ii) yield- or risk-based differences between the Euro-Rate and the Benchmark Replacement for such Optional Currency.”

“Benchmark Replacement Conforming Changes shall mean, with respect to any Benchmark Replacement for any Optional Currency, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement for such Optional Currency and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice in the United States (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).”

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the Euro-Rate for any Optional Currency:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Euro-Rate for such Optional Currency permanently or indefinitely ceases to provide the Euro-Rate for such Optional Currency; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.”

“Benchmark Transition Event shall mean the occurrence of one or more of the following events with respect to the Euro-Rate for any Optional Currency:

(1)    a public statement or publication of information by or on behalf of the administrator of the Euro-Rate for such Optional Currency announcing that such administrator has ceased or will cease to provide the Euro-Rate for such Optional Currency, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro-Rate for such Optional Currency;

(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of the Euro-Rate for such Optional Currency, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Euro-Rate for such Optional Currency, a resolution authority with jurisdiction over the administrator for the Euro-Rate for such Optional Currency or a court or an entity with similar insolvency or resolution authority over the administrator for the Euro-Rate for such Optional Currency, which states that the administrator of the Euro-Rate for such Optional Currency has ceased or will cease to provide the Euro-Rate for such Optional Currency permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro-Rate for such Optional Currency; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Euro-Rate for such Optional Currency or an Official Body having jurisdiction over the Administrative Agent announcing that the Euro-Rate for such Optional Currency is no longer representative.”

“Benchmark Unavailability Period shall mean, with respect to any Optional Currency, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Euro-Rate for such Optional Currency and solely to the extent that the Euro-Rate for such Optional Currency has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date for such Optional Currency has occurred if, at such time, no Benchmark Replacement for such Optional Currency has replaced the Euro-Rate for such Optional Currency for all purposes hereunder in accordance with Section 4.4.2 and (y) ending at the time that a Benchmark Replacement for such available currency has replaced the Euro-Rate for such Optional Currency for all purposes hereunder pursuant to Section 4.4.2.”

“Covered Entity shall mean any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).”

“Covered Party shall have the meaning specified in Section 11.17 [Acknowledgement Regarding Any Supported QFCs].”

“Default Right shall have meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.”

“Early Opt-in Event shall mean a determination by the Administrative Agent that (a) with respect to Dollar Loans under the Euro-Rate Option, U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 4.4.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro-Rate for loans in Dollars or (b) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency being executed at such time, or that include language similar to that contained in Section 4.4.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro-Rate for loans in such Optional Currency.”

“QFC shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

“QFC Credit Support” shall have the meaning specified in Section 11.17 [Acknowledgement Regarding Any Supported QFCs].”

“Relevant Governmental Body shall mean (a) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to Optional Currency Loans, in addition to the Persons named in clause (a) of this definition, the comparable Official Body or other applicable Person for loans in such Optional Currency as determined by the Administrative Agent in its sole discretion.”

“Supported QFC shall have the meaning specified in Section 11.17 [Acknowledgement Regarding Any Supported QFCs].”

“U.S. Special Resolution Regimes shall have the meaning specified in Section 11.17 [Acknowledgement Regarding Any Supported QFCs].”

3.    New Section 1.6 [Euro-Rate Notification]. The following new Section 1.6 is hereby added to the Credit Agreement to immediately follow Section 1.5:

“1.6    Euro-Rate Notification. Section 4.4.2 [Successor Euro-Rate Index] of this Agreements provides a mechanism for determining an alternative rate of interest in the event that one or more Relevant Interbank Market offered rates is no longer available or in certain other circumstances.    The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to any Relevant Interbank Market offered rate or other rates in the definition of “Euro-Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.”

4.    Amendment to Section 4.4.2 [Successor Euro-Rate Index]. The provisions of Section 4.4.2 of the Credit Agreement are hereby deleted and replaced in their entirety, as follows:

“(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if the Administrative Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred with respect to the Euro-Rate for any Optional Currency, the Administrative Agent and the Borrower may amend this Agreement to replace the Euro-Rate for such Optional Currency with a Benchmark Replacement for such Optional Currency; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement with respect to the Euro-Rate for any Optional Currency is effective, each advance, conversion and renewal of a Loan in such Optional Currency under the Euro-Rate Option will continue to bear interest with reference to the Euro-Rate for such Optional Currency; provided however, during a Benchmark Unavailability Period with respect to any Optional Currency (i) any pending selection of, conversion to or renewal of a Loan in such Optional Currency bearing interest under the Euro-Rate Option that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate Option with respect to such Loan in the Dollar Equivalent amount of such Loan, (ii) all outstanding Loans in such Optional Currency bearing interest under the Euro-Rate Option shall automatically be (A) if in Dollars, converted to the Base Rate Option at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro-Rate Option) (B) if in an Optional Currency, converted to a Loan in Dollars under the Base Rate Option in the Dollar Equivalent amount of such Loan at the expiration of the existing Interest Period (or sooner, if the Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro-Rate Option in such Optional Currency) and (iii) the component of the Base Rate based upon the Euro-Rate will not be used in any determination of the Base Rate.

(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.”

5.    Amendment to Section 5.8.3 [Equity Issuance]. Section 5.8.3 of the Credit Agreement is hereby amended and restated as follows:

“5.8.3    Equity Issuance. The Borrower shall be required to apply one hundred percent (100%) of Net Cash Proceeds from each Equity Issuance or series of Equity Issuances to prepay (subject to Borrower’s indemnity obligations under Sections 5.9 [Increased Costs] and 5.11 [Indemnity]) the Term Loans until such time as the outstanding balance of the Term Loans is less than an amount equal to $50,000,000, any such prepayment to be effected within five (5) Business Days following the receipt of the proceeds of each such Equity Issuance.”

6.    Amendment to Section 8.2.1(vi) [Indebtedness]. Section 8.2.1(vi) of the Credit Agreement is hereby amended and restated as follows:

“(vi)    Any (a) Lender-Provided Hedge or (b) other Interest Rate Hedge approved by the Administrative Agent;”

7.    Amendment to Section 8.2.7(iv) [Disposition of Assets or Subsidiaries]. Section 8.2.7(iv) of the Credit Agreement is hereby amended and restated as follows:

“(iv)    subject to the provisions of Section 8.2.9, (x) any transfer of the ownership interests in a wholly owned Subsidiary of the Borrower which is not a Loan Party to another wholly owned Subsidiary of the Borrower, (y) any transfer of assets of a Foreign Subsidiary to another Subsidiary of the Borrower and (z) any transfer of liabilities of a Foreign Subsidiary to another Foreign Subsidiary;”

8.    Amendment to Section 8.2.16 [Maximum Total Secured Leverage Ratio]. Section 8.2.16 of the Credit Agreement is hereby amended and restated as follows:

“8.2.16    Maximum Total Secured Leverage Ratio. The Loan Parties shall not permit the Total Secured Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed 3.00 to 1.00, with a step down to 2.75 to 1.00 on December 31, 2020; provided, that if (i) the maximum Total Secured Leverage Ratio required pursuant to this Section 8.2.16 as of such date is not more than 2.75 to 1.00 and (ii) Undrawn Availability is at least $50,000,000, then the Borrower may elect, with prior written notice to the Administrative Agent, to increase the applicable maximum Total Secured Leverage Ratio to 3.00 to 1.00 during the period of four (4) consecutive fiscal quarters immediately following the consummation of a Material Acquisition (commencing with the fiscal quarter in which such Material Acquisition occurs) (a “Material Acquisition Period”); provided further, that (a) immediately after the end of a Material Acquisition Period, the Total Secured Leverage Ratio shall automatically revert to 2.75 to 1.00 and (b) there shall be not more than one (1) Material Acquisition Period during the term of this Agreement.”

9.    Amendment to Section 8.2.17 [Maximum Total Leverage Ratio]. Section 8.2.17 of the Credit Agreement is hereby amended and restated as follows:

“8.2.17    Maximum Total Leverage Ratio. The Loan Parties shall not permit the Total Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed 5.25 to 1.00, with step downs to (i) 5.00 to 1.00 on December 31, 2020, and (ii) 4.75 to 1.00 on December 31, 2021.”

10.    New Section 11.17 [Acknowledgement Regarding Any Supported QFCs]. The following new Section 11.17 is hereby added to the Credit Agreement to immediately follow Section 11.16:

“11.17    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Lender-Provided Hedge or other Interest Rate Hedge or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

11.    Amendment to Exhibits. Exhibit 8.2.6 and Exhibit 8.3.3 of the Credit Agreement are hereby amended and restated in their entirety as set forth on, Exhibit 8.2.6 [Acquisition Compliance Certificate] and Exhibit 8.3.3 [Quarterly Compliance Certificate], attached hereto and made a part hereof.

12.    Conditions Precedent. The Loan Parties and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:

(a)    Amendment. The Loan Parties, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent.

(b)    Fees. The Borrower shall have paid to the Administrative Agent all fees due and owing pursuant to the fee letter dated as of February 13, 2020 by and among the Borrower, the Administrative Agent and PNC Capital Markets LLC.

(c)    Miscellaneous. Such other documents, agreements, instruments, deliverables and items deemed necessary by the Administrative Agent.

13.    Representations, Warranties and Covenants. The Borrower and each Guarantor covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    the Borrower’s and Guarantors’ obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral, pursuant to the terms of the Credit Agreement and the other Loan Documents;

(b)    the Borrower and each of the Guarantors possesses all of the powers requisite for it to enter into and carry out the transactions of the Borrower and each Guarantor referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by the Borrower or such Guarantor; any and all actions required or necessary pursuant to the Borrower’s or such Guarantor’s organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment; the officers of the Borrower and each Guarantor executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Loan Party and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or such Guarantor is a party or by which the Borrower or such Guarantor or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and such Guarantor and are full force and effect;

(c)    this Amendment, the Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(d)    all representations and warranties made by the Borrower and each Guarantor in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Change, in all respects) as of the date hereof, except to the extent that any such representation and warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Change, in all respects) as of such earlier date, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and the Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the other Loan Documents;

(e)    no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents; there exist no defenses, offsets, counterclaims or other claims with respect to the Borrower’s or any Guarantor’s obligations and liabilities under the Credit Agreement or any of the other Loan Documents; and

(f)    the Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the other Loan Documents applicable to it, each as modified hereby.

14.    Incorporation into Credit Agreement and other Loan Documents. This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby. The term “Loan Documents” as defined in the Credit Agreement shall include this Amendment.

15.    Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

16.    Successors and Assigns. This Amendment shall apply to and be binding upon the Borrower and each Guarantor in all respects and shall inure to the benefit of each of the Administrative Agent and the Lenders and their respective successors and assigns, provided that neither the Borrower nor any Guarantor may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders.

17.    Reimbursement of Expenses. The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

18.    Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

19.    Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

20.    Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

21.    Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

22.    Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

23.    Amendment/Novation. This Amendment amends, among other things, the Credit Agreement. All references to the “Credit Agreement” contained in the other Loan Documents delivered in connection with the Credit Agreement or this Amendment shall, and shall be deemed to refer to the Credit Agreement as amended by this Amendment. Notwithstanding the foregoing, the Obligations of the Borrower and the other Loan Parties outstanding under the Credit Agreement and the Loan Documents as of the Fourth Amendment Closing Date shall remain outstanding and shall constitute continuing Obligations without novation and shall continue as such to be secured by the Collateral. Such Obligations shall in all respects be continuing and this Amendment shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations. The Liens securing payment of the Obligations under the Credit Agreement, as amended in the form attached to this this Amendment, shall in all respects be continuing, securing the payment of all Obligations.

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[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

KOPPERS INC., a Pennsylvania corporation

By:	/s/ Michael J. Zugay
Name:	Michael J. Zugay
Title:	Chief Financial Officer

GUARANTORS:

KOPPERS HOLDINGS INC.,

a Pennsylvania corporation

KOPPERS DELAWARE, INC.,

a Delaware corporation

KOPPERS ASIA LLC,

a Delaware limited liability company

KOPPERS PERFORMANCE CHEMICALS INC.,
a New York corporation

KOPPERS RAILROAD STRUCTURES INC.,
a Delaware corporation

KOPPERS RECOVERY RESOURCES LLC

a Kansas limited liability company

By:	/s/ Steven R. Lacy
Name:	Steven R. Lacy
Title:	Secretary

KOPPERS VENTURES INC., a Delaware corporation KOPPERS WORLD-WIDE VENTURES CORPORATION, a Delaware corporation

By:	/s/ Stephanie L. Apostolou
Name:	Stephanie L. Apostolou
Title:	Secretary

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

BORROWER:

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY, a Nevada limited liability company KOPPERS NZ LLC, a New York limited liability company WOOD PROTECTION MANAGEMENT LLC, a Nevada limited liability company

By:	/s/ Steven R. Lacy
Name:	Steven R. Lacy
Title:	Manager

WOOD PROTECTION LP, a Texas limited partnership By:WOOD PROTECTION MANAGEMENT LLC, as General Partner

By:	/s/ Steven R. Lacy
Name:	Steven R. Lacy
Title:	Manager

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

BORROWER:

KOPPERS UTILITY AND INDUSTRIAL PRODUCTS INC.,
a South Carolina corporation
COX WOOD PRESERVING COMPANY,
a South Carolina corporation
NATIONAL WOOD SOURCING, LLC,
a South Carolina limited liability company
SUSTAINABLE MANAGEMENT SYSTEMS, LLC,
a South Carolina limited liability company
ATLANTIC POLE- GEORGIA, LLC,
a South Carolina limited liability company
ATLANTIC POLE- VIRGINIA, LLC,
a South Carolina limited liability company
COX RECOVERY SERVICES, LLC,
a South Carolina limited liability company
RUBY’S CORNER, LLC,
a South Carolina limited liability company
SWEETWATER WOOD HOLDINGS, LLC,
a South Carolina limited liability company
CAROLINA POLE, INC.,
a South Carolina corporation
NORTH-SOUTH WOOD PRESERVING COMPANY, INC.,
a South Carolina Corporation
STRUCTURAL WOODS PRESERVING CO.,
a North Carolina corporation
COVE CITY WOOD PRESERVING, INC.,
a North Carolina corporation
CAROLINA POLE LELAND, INC.,
a North Carolina corporation
LELAND LAND LLC,
a North Carolina limited liability company
COX WOOD OF ALABAMA, LLC,
an Alabama limited liability company

By:	/s/ Steven R. Lacy
Name:	Steven R. Lacy
Title:	Secretary

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Gregory E. Truitt
Name:	Gregory E. Truitt
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph F. King
Name:	Joseph F. King
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Katherine Osele
Name:	Katherine Osele
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Lender

By:	/s/ Michael S. Barnett
Name:	Michael S. Barnett
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

BANK OF MONTREAL, as a Lender

By:	/s/ Joshua Hovermale
Name:	Joshua Hovermale
Title:	Director

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

MUFG BANK, LTD., as a Lender

By:	/s/ Deborah White
Name:	Deborah White
Title:	Director

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

CITIZENS BANK, N.A., as successor by merger to Citizens Bank of Pennsylvania, as a Lender

By:	/s/ Carl S. Tabacjar, Jr.
Name:	Carl S. Tabacjar, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bruce Sharp
Name:	Bruce Sharp
Title:	Senior Banker

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

NORTHWEST BANK, as a Lender

By:	/s/ C. Forrest Tefft
Name:	C. Forrest Tefft
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Marcel Fournier
Name:	Marcel Fournier
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Dennis F. Lennon
Name:	Dennis F. Lennon
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Ellen Frank
Name:	Ellen Frank
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

WASHINGTON FINANCIAL BANK, as a Lender

By:	/s/ William J. King, Jr.
Name:	William J. King, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

TRUIST BANK (successor by merger to SunTrust Bank), as a Lender

By:	/s/ Alexander Harrison
Name:	Alexander Harrison
Title:	Vice President